UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 25, 2018
COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA		98402
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (253) 305-1900
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 25, 2018, Columbia State Bank (the “Bank”), a wholly owned subsidiary of Columbia Banking System, Inc. (the “Company”), entered into a Supplemental Executive Retirement Plan (“SERP”) and two separate Endorsement Method Split Dollar Agreements (each, a “Split Dollar Agreement”), each with Gregory A. Sigrist, the Executive Vice President and Chief Financial Officer of the Company.
Under the terms of the SERP, Mr. Sigrist will be provided a lifetime annual retirement benefit in an amount equal to 60% of the average of his three highest years of base salary, subject to a 2% annual increase for life. Such lifetime annual retirement benefit will be reduced to the extent Mr. Sigrist retires before he turns 65 or prior to completing twenty years of service to the Bank. In order to be entitled to any payments under the SERP, Mr. Sigrist must have, in addition to the other conditions set forth in the SERP, obtained the age of 62 and worked for the Bank for at least 10 years (subject to certain exceptions). Notwithstanding the foregoing, Mr. Sigrist may also be entitled to certain payments under the SERP in the event of his Involuntary Termination, termination upon a Change of Control (as defined in the SERP) or following a disability.
The SERP includes a non-competition provision which prohibits Mr. Sigrist from competing with the Bank unless he is Involuntarily Terminated or terminated for Good Reason (as such terms are defined in the SERP) following a Change in Control and a non-solicitation provision prohibiting Mr. Sigrist from soliciting customers, clients or employees of the Bank for a period of two years following his separation from the Bank. Any breach of the non-competition or non-solicitation provisions will result in a forfeiture of Mr. Sigrist’s benefits under the SERP. The terms of the SERP entered into with Mr. Sigrist are substantially similar to the terms of SERP agreements entered into between the Bank and its other executive officers.
The Split Dollar Agreements provide for death proceeds to Mr. Sigrist’s beneficiary under certain life insurance policies owned by the Bank. Pursuant to the terms of the Split Dollar Agreements, at the time of Mr. Sigrist’s death, his beneficiary will be entitled to receive an amount in cash equal to three times Mr. Sigrist’s Final Base Salary (as defined in the respective Split Dollar Agreement) pursuant to one of the Split Dollar Agreements and up to $2,361,540 pursuant to the other Split Dollar Agreement. Mr. Sigrist’s beneficiary will not be entitled to any payments under the Split Dollar Agreements if his employment is terminated prior to death.
The foregoing description of the SERP and the Split Dollar Agreements do not purport to be complete and are qualified in their entirety by reference to the copies of such documents which will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2018	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ KUMI Y. BARUFFI
Kumi Y. Baruffi Executive Vice President, General Counsel and Corporate Secretary